Exhibit 99.1

OFFICERS’ CERTIFICATE AND NOTICE TO TRUSTEE

of

TVN FINANCE CORPORATION III AB (PUBL)

c/o TVN S.A. ul. Wiertnicza 166, 02-952 Warszawa, Republic of Poland

October 16, 2015

(Regulation S Notes: Common Code 055789894, ISIN XS0557898946)*

(Rule 144A Notes: Common Code 055789908, ISIN XS0557899084)*

The Bank of New York Mellon, London Branch

One Canada Square

London E14 5AL

United Kingdom

Attention:	Manager, Trustee Administration

Reference is made to the indenture dated as of November 19, 2010, among inter alios, TVN Finance Corporation III AB (publ) (the “Issuer”), TVN S.A., TVN Media Sp. z.o.o., TVN Online Investments Holding B.V., Mango Media Sp. z o.o. and The Bank of New York Mellon, London Branch (the “Trustee”) (as so amended or supplemented, the “Indenture”), pursuant to which the Issuer’s 7.875% Senior Notes due 2018 (the “Notes”) were issued. All capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Indenture.

This certificate and notice is being given pursuant to Sections 3.2, 3.4 and 8.5 of the Indenture.

The Issuer hereby notifies the Trustee that:

(a)	the Issuer will redeem all of the outstanding Notes pursuant to paragraph 7(b) of the Notes and Section 3.1 of the Indenture.
(b)	the Redemption Date will be November 16, 2015 and the record date is November 13, 2015;
(c)

the Issuer will redeem all of the aggregate principal amount of the Notes outstanding at a redemption price of 101.969% of the principal amount thereof of €116,620,000 plus the premium of €2,296,247.80, plus accrued and unpaid interest to but not including the Redemption Date of €25,510.63. The total amount payable on the Redemption Date, will be €118,941,758.43 (“Redemption Price”); and

(d)	Payment of the Redemption Price will only be made upon surrender of the Notes to the Principal Paying Agent at the place set forth below:

Principal Paying Agent

The Bank of New York Mellon

One Canada Square

London El4 5AL

United Kingdom

Facsimile: +44 20 7964 2536

Attention: Manager, Trustee Administration

(e)

Unless the Issuer defaults in making such redemption payment, interest on the Notes called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of holders of such Notes is to receive payment of the Redemption Price upon surrender to the Principal Paying Agent of the Notes redeemed.

(f)

Pursuant to Sections 3.2, 3.4 and 8.5 of the Indenture, attached hereto as Exhibit A is the notice of redemption to be delivered to Holders in the Issuer’s name and at its expense at least 30 days before the Redemption Date.

With respect to the 35 day notice period set forth in Section 3.4 of the Indenture, the Issuer requests that the Trustee consent to a notice period of 30 days before the Redemption Date.

Pursuant further to Sections 3.2, 3.4, 8.5, 11.3 and 11.4 of the Indenture and in connection with the foregoing, the undersigned, as Officers of the Issuer, do hereby certify on behalf of the Issuer and not in their individual capacities as follows:

(a)

We have reviewed an original or a copy, certified or otherwise identified to our satisfaction, of the Indenture (and in particular, Articles III, VIII and XI of the Indenture and the definitions related thereto), the relevant Global Notes and the Redemption Notice.

(b)

We have also made such other examination or investigation as is necessary to enable us to express an informed opinion as to whether or not the Redemption Notice complies with the terms of the Indenture and the relevant Global Notes.

(c)

Based upon the investigation described above, we are of the opinion that the delivery of the Redemption Notice complies with the terms of the Indenture, the relevant Global Notes and all conditions precedent and covenants provided for in the Indenture and the relevant Global Notes relating to the delivery of the Redemption Notice have been complied with.

The Issuer hereby requests the Trustee give notice of the redemption in the form of Exhibit A hereto in the Issuer’s name and at its expense on October 16, 2015, unless the Issuer notifies the Trustee prior to such date and requests that no such notice of redemption is given.

* The Common Code and ISIN numbers are included solely for the convenience of the Trustee. The Issuer is not responsible for the use or selection of these numbers, nor is any representation made as to the correctness or accuracy of such numbers printed on the Notes or as listed in this notice of redemption. Reliance may be placed only on other identification numbers printed on the Notes.

Very truly yours,

TVN FINANCE CORPORATION III AB (PUBL)

By:	/s/ Edgar Vogg
Name:	Edgar Vogg
Title:	Director

By:	/s/ Ole Sorensen
Name:	Ole Sorensen
Title:	Director

By:	/s/ Piotr Jastrzebski
Name:	Piotr Jastrzebski
Title:	Director

Exhibit A

TVN FINANCE CORPORATION III AB (PUBL)

NOTICE OF REDEMPTION OF

€175,000,000 7.875% Senior Notes due 2018 (the Notes)

(Regulation S Notes: Common Code 055789894, ISIN XS0557898946)*

(Rule 144A Notes: Common Code 055789908, ISIN XS0557899084)*

TVN Finance Corporation III AB (publ) (the “Issuer”) gives notice to the Holders of its 7.875% Senior Notes due 2018 (the “Notes”) of redemption in full of the outstanding Notes in accordance with paragraph 7(b) of the Notes and Section 3.1 of the Indenture, dated as of November 19, 2010, (as so amended or supplemented, “Indenture”) among, inter alios the Issuer, TVN S.A., TVN Media Sp. z.o.o., TVN Online Investments Holding B.V., Mango Media Sp. z o.o. and The Bank of New York Mellon, London Branch (the “Trustee”), subject to the satisfaction of the conditions set forth below. Capitalized terms have the meanings given to them in the Indenture.

The terms and conditions of the redemption are as follows:

1.	The redemption date for the Notes will be November 16, 2015 (the “Redemption Date”) and the record date will be November 13, 2015.
2.

The redemption price for the Notes is €118,941,758.43, which comprises the principal amount of €116,620,000, the redemption premium of 101.969% or €2,296,247.80, and accrued and unpaid interest to but not including the Redemption Date of €25,510.63 (the “Redemption Price”). The Redemption Price will be paid on the Redemption Date.

3.	Payment of the Redemption Price will only be made upon surrender of the Notes to the Principal Paying Agent at the place set forth below:

Principal Paying Agent

The Bank of New York Mellon

One Canada Square

London E14 5AL

United Kingdom

Facsimile: +44 20 7964 2536

Attention: Manager, Trustee Administration

4.

Unless the Issuer defaults in paying the Redemption Price on the date specified herein, interest on the Notes (or portion thereof) ceases to accrue on and after the Redemption Date and the only remaining right of the holders of the Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed.

5.	This notice of redemption is given on October 16, 2015.

This notice is given by TVN Finance Corporation III AB (publ).

* The Common Code and ISIN numbers are included solely for the convenience of the Trustee. The Issuer is not responsible for the use or selection of these numbers, nor is any representation made as to the correctness or accuracy of such numbers printed on the Notes or as listed in this notice of redemption. Reliance may be placed only on other identification numbers printed on the Notes.

October 16, 2015